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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 16, 1996, included in the Patterson Energy, Inc. Registration Statement (No. 333-18123) on Form S-3 and to the incorporation by reference in this Registration Statement of our report dated May 16, 1996, included in the Patterson Energy, Inc. Current Report on Form 8-KA (Amendment No. 2) dated July 30, 1996, and to all references to our firm included in this Registration Statement.

                                                /s/  ARTHUR ANDERSEN LLP

San Antonio, Texas
January 27, 1997